BAZI® PARTNERS WITH ORTHOPEDIC NATIONAL NETWORK IN THE FORMULATION OF BAZI JOINT

Denver, CO – (PR NEWSWIRE) – August 30, 2011 – BAZIInternational, Inc. (OTCBB: BAZI) announced today that the Company has partnered with Orthopedic National Network (ONN) in the formulation of BAZI Joint. BAZI’s joint and bone health product was developed in collaboration with leading orthopedic surgeons, world-renowned natural-compound researchers and BAZI’s product development team.  BAZI’s joint and bone health product was developed specifically for medical professionals seeking to provide their patients with non-pharmaceutical alternatives for the support of joint and bone health and function.

BAZI has signed an exclusive distribution agreement with ONN whereby medical practitioners can offer the product to their patients. This model, along with BAZI’s aggressive expansion in retail channels, provides patients and health conscious consumers the added benefit of a doctor’s recommendation.

“Joint and bone health is of paramount concern to millions of active Americans; ever increasing as the baby boomer generation comes of age.  Until now, physicians had little to offer patients in the area of preserving and supporting joint and bone function, mobility and health,” said Dr. Thomas J Grogan.  “As a practicing Orthopedic Surgeon, I see huge numbers of patients looking to support their joint health - BAZI Joint gives us an invaluable treatment alternative.  Providing patients with BAZI Joint may offer support in extending the life and vitality of our joints, but also may add to the ability to exercise and enjoy life ”

“BAZI Joint is an exciting new product developed by and promoted by practicing Orthopedic Surgeons to help improve the quality of our patient's lives,” Dr Grogan reiterated.

“BAZI Joint is our first line extension. There is an overwhelming demand for joint support products as the baby boomer population ages and the younger generation becomes more active in outdoor activities. We are fortunate to have partnered up with leading MDs who specialize in orthopedics and are anxious in providing a product with their seal of approval,” said Debbie Wildrick, CEO. “BAZI’s commitment to excellence and integrity in product formulation is clearly enhanced through this relationship with ONN.”

ABOUT BAZI®

BAZI International, Inc. is a provider of healthy energy shots designed to help enhance physical health and overall performance.  BAZI® is a concentrated energy shot with eight super fruits, including jujube, acai, mangosteen, goji, pomegranate, blueberry, raspberry and seabuckthorn, plus a variety of phytonutrients, antioxidants, vitamins and trace minerals, supporting the critical nutrition needed daily in a convenient, great tasting 2 ounce shot.  BAZI's commitment to quality, science and research has earned the company a loyal following of world-class athletes and an elite list of endorsers, including Olympic athletes.  For more information about BAZI®, please visit www.drinkBAZI.com.

Forward-Looking Statement:

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to BAZI International, Inc. are intended to identify such forward-looking statements.   Statements  in this release that are forward  looking  involve known and unknown risks and  uncertainties,  which  may cause  the Company's  actual  results  in future periods  to be  materially  different  from any future  performance  that may be suggested in this news  release.  Such factors may include, but are not limited to: the ability to of the Company to continue as a going concern given its deteriorating cash position; the Company's need to raise additional capital, and whether that capital is available on acceptable terms, if at all; and the Company's ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends.  Many of these risks and uncertainties are beyond The Company's control.  Reference  is  made  to  the discussion of risk factors  detailed in The Company's  filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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